Exhibit 10.19

 [Note: Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.]

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 30, 2020 (this “Amendment”), is made and entered into by and among LANDSEA HOMES- WAB 2 LLC, a Delaware limited liability company (the “Borrower”), WESTERN ALLIANCE BANK, an Arizona corporation (“WAB”), as Administrative Agent (in such capacity, the “Administrative Agent”), the lenders party to the Credit Agreement, and the other Loan Parties as of the date hereof.

RECITALS:

WHEREAS, reference is made to the Credit Agreement dated as of January 15, 2020, by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent, as amended by the First Amendment to Credit Agreement dated as of May 15, 2020, and Second Amendment to Credit Agreement dated as of October 27, 2020 (and as may be further amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”);

WHEREAS, Landsea Holdings Corporation, a Delaware corporation (“LHC”), Landsea Homes Incorporated, a Delaware corporation (“LHI”), LF Capital Acquisition Corp., a Delaware corporation (“LF Capital”), and LFCA Merger Sub, Inc. (“LF Merger Sub”) entered into that certain Agreement and Plan of Merger dated as of August 31, 2020 (the “Merger Agreement”), pursuant to which, among other things, upon the Closing (as defined in the Merger Agreement), LF Merger Sub will merge with and into LHI, with LHI being the surviving corporation (the “Merger”);

WHEREAS, upon the effectiveness of the Merger, LHC shall be released from its Guaranty under the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement; Other Agreements.

(a) The following amendments are made to the Credit Agreement:

(i) The following definitions are hereby added to Section 1.1 of the Credit Agreement:

“Landsea Homes Corp.” means Landsea Homes Corporation, a Delaware corporation.

“LHC” means Landsea Holdings Corporation, a Delaware corporation.

“LHC Control Event” means LHC shall cease to directly own and Control 100% of the Equity Interests of LHI, free and clear of all Liens and Encumbrances; provided, however , if the Merger Effective Date occurs on or prior to December 31, 2020, then from and after the Merger Effective Date, “LHC Control Event” will mean (a) LHC shall cease to directly own and Control at least 50.1% of the Equity Interests of Landsea Homes Corp., free and clear of all Liens and Encumbrances, or (b) Landsea Homes Corp. shall cease to directly own and Control 100% of the Equity Interests of LHI, free and clear of all Liens and Encumbrances.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of August 31, 2020, by and among Landsea Holdings Corporation, a Delaware corporation, Landsea Homes Incorporated, a Delaware corporation, LF Capital Acquisition Corp., a Delaware corporation, and LFCA Merger Sub, Inc.

“Merger Effective Date” means the effective date of the Closing (as defined in the Merger Agreement).

(ii) The following definitions in Section 1.1 of the Credit Agreement are hereby amended to provide as follows:

“Change of Control” means the occurrence of any of the following:

(a) The occurrence of an LHC Control Event;

(b) LHI shall cease to (i) directly own 100% of the Equity Interests of Borrower, free and clear of all Liens and Encumbrances (other than the Pledge Agreement in favor of Administrative Agent), or (ii) Control Borrower;

(c) Any Project Owner or Intermediate Entity shall cease to (i) be Wholly-Owned by Borrower, free and clear of all Liens and Encumbrances (other than the Pledge Agreement in favor of Administrative Agent), or (ii) be Controlled by Borrower; and

(d) an event or series of events by which: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (ii) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Guarantor” means, individually and collectively, Parent, LHI and each Subsidiary Guarantor; provided, from and after the Merger Effective Date, “Guarantor” will mean individually and collectively LHI and each Subsidiary Guarantor.

“Intercompany Subordination Agreement” means a Subordination Agreement with respect to all Indebtedness of LHC owing to any Affiliate of LHC in form and content approved by Administrative Agent in its sole and absolute discretion.

“Parent” means (a) prior to the Merger Effective Date, LHC; and (b) from and after the Merger Effective Date, LHI.

“Permitted Subordinated Debt” means (a) prior to the Merger Effective Date, the Indebtedness subject to subordination in the Intercompany Subordination Agreement; and (b) from and after the Merger Effective Date, such Indebtedness as approved by Administrative Agent, in its sole discretion, that is subordinated to the applicable Person’s obligations under the Loan Documents pursuant to a subordination agreement acceptable to Administrative Agent in its sole discretion.

“Required Tangible Net Worth” means (a) as of December 31, 2019, March 31, 2020, June 30, 2020, and September 30, 2020, an amount equal to 50% of LHC’s Tangible Net Worth as of December 31, 2019 (the “Baseline Net Worth”); and (b) as of December 31, 2020, and the end of each Fiscal Quarter thereafter, an amount equal to the sum of (i) the Baseline Net Worth plus (ii) the cumulative amount of 50% of the Parent’s Net Income for each Fiscal Year ending after December 31, 2019; provided, (A) if in any Fiscal Year, Parent’s Net Income is less than $0, the Net Income amount for such Fiscal Year will be excluded from the Required Tangible Net Worth, and (B) if the Merger Effective Date occurs on or prior to December 31, 2020, for purposes of the determining Parent’s Net Income during the calendar year 2020, such Net Income will equal LHC’s Net Income from January 1, 2020 through June 30, 2020, plus LHI’s Net Income from July 1, 2020 through December 31, 2020. If the Merger Effective Date does not occur on or prior to December 31, 2020, then the adjustments in clause (B) will not be effective.

“Tangible Net Worth” means the sum of (a) the Parent’s consolidated total assets; minus (b) intangible assets (goodwill, patents, trademarks, trade names, organizational expense, treasury stock, monies due from affiliates, officers, directors or shareholders of Parent and other intangibles); minus (c) Consolidated Debt of Parent, plus (d) for time periods occurring prior to the Merger Effective Date, the Subordinated Debt pursuant to the Intercompany Subordination Agreement and (without duplication) accrued unpaid interest on such Subordinated Debt.

(iii)  Section 5.1(n)(ii) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(ii) Ownership of Equity Interests. (A) No LHC Control Event has occurred; (B) LHI owns and Controls all of the Equity Interests of Borrower; and (C) Borrower owns and Controls all of the Equity Interests in the Intermediate Entities and the Project Owners (which may be through one or more Intermediate Entities).

(iv)  Section 5.1(r) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(r) Sanctions; Anti-Corruption.

(i)  None of Borrower, LHC, LHI, any of their respective Subsidiaries or any director, officer, employee, agent, or Affiliate of LHI, LHC, Borrower or any of their respective Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  LHC, LHI, Borrower, their respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrower, the agents of Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Parent, Borrower and their respective Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

(v)   Section 6.5(b) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(b) Annual Statements – Parent. Within one hundred twenty (120) days after the close of each Fiscal Year of Parent, unqualified, audited annual financial statements of Parent, certified and signed by the chief financial officer of Parent, respectively, in form satisfactory to Administrative Agent, and audited by PricewaterhouseCoopers or another nationally recognized independent certified public accountants reasonably acceptable to Administrative Agent, prepared in accordance with GAAP in each case on a consolidated and consolidating basis, including balance sheets as of the end of such Fiscal Year and statements of income and retained earnings and a statement of cash flows, and setting forth in comparative form the balance sheet, income statement, retained earnings and cash flow figures for the preceding Fiscal Year.

(vi)  Section 6.5(d) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(d) Quarterly Financial Statements – Parent. Within sixty (60) days after the close of each quarterly period of each Fiscal Year of Parent, financial statements for Parent on a consolidated and consolidating basis, including balance sheets as of the end of such period, statements of income and retained earnings and a statement of cash flows, in each case for the portion of the Fiscal Year ending with such fiscal period, all certified and signed by the chief financial officer of Parent, respectively, in form satisfactory to Administrative Agent. The financial statements may be company-prepared, but Borrower shall deliver to Administrative Agent copies of any audited financial statements for the relevant period which may be prepared, as soon as they are available. All consolidated and consolidating balance sheets shall set forth in comparative form figures for the preceding year end and the corresponding period in the preceding Fiscal Year. All such income statements shall reflect year-to-date figures. Such quarterly financial statements of Parent shall also include a list of all outstanding Guarantees by Parent (including, without limitation, payment, completion, and so-called “bad boy” guaranties) and such information regarding such Guarantees (including copies thereof and any actual or potential claims or demands thereon) as Administrative Agent may reasonably request.

(vii) Section 7.13(d) of the Credit Agreement is amended in its entirety and restated to provide as follows:

(d) Maximum Leverage Ratio. At all times during the term of the Loan, Parent shall maintain a Leverage Ratio not greater that the ratios set forth in the table below for the applicable periods. The Leverage Ratio shall be tested by Administrative Agent on a quarterly basis, beginning with the fiscal quarter ending on December 31, 2019. The “Leverage Ratio” means the ratio determined by Administrative Agent and calculated by taking (a) the sum of (i) Consolidated Debt minus (ii) the Permitted Subordinated Debt, divided by (b) Total Capitalization. “Total Capitalization” means the sum (without duplication) of (a) Tangible Net Worth, plus (b) the Permitted Subordinated Debt, and plus (c) Consolidated Debt. The maximum Leverage Ratio shall be as follows:

Fiscal Quarter End	Maximum Leverage Ratio
December 31, 2019	0.75:1.00
March 31, 2020	0.75:1.00
June 30, 2020	0.75:1.00
September 30, 2020	0.75:1.00
December 31, 2020	0.75:1.00
March 31, 2021	0.65:1.00
June 30, 2021	0.65:1.00
September 30, 2021	0.65:1.00
December 31, 2021	0.65:1.00
March 31, 2022 and each	0.60:1.00
Fiscal Quarter thereafter

(b) Consent to Merger. Administrative Agent and Lenders hereby consent to the Merger in accordance with the terms of the Merger Agreement; provided that such Merger must be completed by no later than December 31, 2020 and the Merger Effective Date must occur on or before December 31, 2020. Notwithstanding the foregoing, the parties acknowledge that certain modifications to the Loan Documents provided herein are dependent upon the Merger Effective Date occurring. Accordingly, if the Merger is not completed by December 31, 2020, (i) the consent to the Merger provided herein will be void ab initio, and (ii) Borrower, LHC and LHI will not cause or permit the Merger to become effective without again obtaining the written consent of Administrative Agent and Lenders. Within 5 Business Days of the completion of the Merger, Borrower will provide written notice thereof to Administrative Agent and provide Administrative Agent with copies of the certificate of incorporation of LHI and Landsea Homes Corp., the bylaws of LHI and Landsea Homes Corp., and all other documents pertaining to the authority of LHI and Landsea Homes Corp. to transact business.

(c) Release of LHC Obligations. Provided the Merger Effective Date occurs on or before December 31, 2020, then effective upon the Merger Effective Date, LHC is released from its obligations under the Guaranty dated as of January 15, 2020, by LHC, in favor of Administrative Agent and Lenders (the “LHC Guaranty”). Notwithstanding anything to the contrary contained herein, (i) the foregoing release of LHC does not, and will not, terminate or otherwise impair the indemnification and other provisions of the LHC Guaranty that are expressly stated to survive the termination thereof and the payment of all amounts owing thereunder; (ii) no Person, other than LHC, is released from any obligations pursuant to the terms of this Section 2(c); and (iii) if the Merger Effective Date does not occur on or before December 31, 2020, the release of LHC provided in this Section 2(c) will not become effective and will be void ab initio.

SECTION 3. Conditions Precedent to Amendment. This Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower, each other Loan Party, and each Lender a counterpart of this Amendment duly executed and delivered on behalf of such party.

(b) If required by Administrative Agent, the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received a certificate of Borrower, dated the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of Borrower, including or attaching (i) copies of resolutions of the board of directors and/or similar governing bodies of Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Amendment Effective Date by a secretary, an assistant secretary or a Responsible Officer of Borrower as being in full force and effect without modification or amendment, and (ii) the documents or certifications, as applicable, referred to in paragraph (d) of this Section, or otherwise certifying such documents provided to Administrative Agent in connection with the closing of the Credit Agreement or subsequent Subsidiary Guarantees by Subsidiary Guarantors (as applicable) remain in full force and effect, and without amendment or modification.

(d) The Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each certificate or articles of incorporation or organization or other applicable constitutive documents of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s certificate or articles of incorporation or organization or other applicable constitutive documents most recently certified and delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Loan Documents remain in full force and effect on the Amendment Effective Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Loan Documents remain true and correct as of the Amendment Effective Date, and (iii) a certificate of existence or good standing (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.

(f) The Administrative Agent shall have received such other documents and agreements as required by Administrative Agent in connection with this Amendment.

(g) Upon the effectiveness of this Amendment and both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

(h) The representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties. In order to induce the Lenders, and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders, and the Administrative Agent on and as of the Amendment Effective Date that:

(a) Existence, Qualification and Power. The Borrower and each Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (x) own or lease its assets and carry on its business and (y) execute, deliver and perform its obligations under the Amendment and the other Loan

Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change.

(b) Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Amendment and each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any material contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (iii) violate any law in any material respect.

(c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

(d) Execution and Delivery; Binding Effect. This Amendment has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Loan Parties party thereto. This Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(e) Credit Agreement Representations and Warranties. The representations and warranties of the Borrower and the other Loan Parties set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Amendment Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

(f) Merger Agreement. Borrower has provided to Administrative Agent a true, correct and complete copy of the Merger Agreement, and such Merger Agreement sets forth all of the material terms of the Merger. The organizational chart attached as

Exhibit A accurately reflects the ownership of the Loan Parties after giving effect to the Merger.

SECTION 5. Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and Lenders, and (c) acknowledges that from and after the date hereof, all Revolving Loans under the Credit Agreement from time to time outstanding shall be deemed to be Borrower Obligations.

SECTION 6. Miscellaneous.

(a) Release. Each Loan Party fully, finally, and forever releases and discharges Administrative Agent, Lenders and their successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that such Loan Party has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Administrative Agent or Lenders in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Amendment.

(b) Amendment, Modification and Waiver. This Amendment may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.

(c) Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(d) Governing Law. This Amendment and any claims controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Arizona.

(e) Jurisdiction. The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Amendment, the Credit Agreement or any other

Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Maricopa County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

(f) Waiver of Venue. The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (e) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(h) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. WITHOUT LIMITING THE FOREGOING WAIVER OF JURY TRIAL, SECTION 10.12 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED HEREIN BY REFERENCE.

(i)       Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(j) Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

(k) Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Debbie Niles
Name:	Debbie Niles
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Debbie Niles
Name:	Debbie Niles
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]

BORROWER:

LANDSEA HOMES- WAB 2 LLC, a Delaware limited liability company

By:	/s/ Bart Beasley
Bart Beasley, Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

GUARANTOR:

LANDSEA HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ John Ho
John Ho, Chief Executive Officer

[Signature Page to Third Amendment to Credit Agreement]

GUARANTORS:

LANDSEA HOMES INCORPORATED, a Delaware corporation
GARRETT WALKER HOMES, LLC, an Arizona limited liability company
AV1, LLC, an Arizona limited liability company
GWH NCC, LLC, an Arizona limited liability company
GWH MOUNTAIN VIEWS, LLC, an Arizona limited liability company
BETHANY RANCH, LLC, an Arizona limited liability company
GWH GRAND VILLAGE, LLC, an Arizona limited liability company
GWH NCC-71, LLC, an Arizona limited liability company
GWH PARK FOREST, LLC, an Arizona limited liability company
GWH WEST POINTE ESTATES, LLC, an Arizona limited liability company
GWH WEST POINTE VILLAGE, LLC, an Arizona limited liability company
GWH TRENTON PARK, LLC, an Arizona limited liability company
GWH SUNDANCE, LLC, an Arizona limited liability company
GWH NORTHERN FARMS, LLC, an Arizona limited liability company
GWH NCC 13 & 14, LLC, an Arizona limited liability company
ACOMA COURT, LLC, an Arizona limited liability company
PINNACLE WEST HOMES M72 LLC, an Arizona limited liability company
GWH SUNSET FARMS, LLC, an Arizona limited liability company
GWH NCC 9 & 11, LLC, an Arizona limited liability company
GWH SUNRISE, LLC, an Arizona limited liability company
PINNACLE WEST HOMES CENTERRA, LLC, an Arizona limited liability company
PINNACLE WEST HOMES DESTINY, LLC, an Arizona limited liability company

By:	/s/ Bart Beasley
Bart Beasley, Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

GUARANTOR:

LS-VERRADO VICTORY DUPLEX LLC, a Delaware limited liability company

By:	/s/ Bart Beasley
Name:	Bart Beasley
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]